Exhibit 10.13

 Prepared 5/9/00

 ©2000 Bank Compensation Strategies

This document is provided to assist your legal counsel in documenting your specific arrangement. It is not a form to be signed, nor is it to be construed as legal advice. Failure to accurately document your arrangement could result in significant losses, whether from claims of those participating in the arrangement, from the heirs and beneficiaries of participants, or from regulatory agencies such as the Internal Revenue Service and the Department of Labor. License is hereby granted to your legal counsel to use these materials in documenting solely your arrangement.

FIRST AMENDMENT
TO THE
UNITED COMMUNITY BANKS, INC.
EXECUTIVE REVENUE NEUTRAL RETIREMENT AGREEMENT
DATED MARCH 13, 2000
FOR
JIMMY C. TALLENT

            THIS AMENDMENT executed on this 6th day of June, 2000, by and between UNITED COMMUNITY BANKS, INC., located in Blairsville, Georgia (the “Corporation”) and JIMMY C. TALLENT (the “Executive”).

            On March 13, 2000, the Corporation and the Executive executed the UNITED COMMUNITY BANKS, INC. EXECUTIVE REVENUE NEUTRAL RETIREMENT AGREEMENT (the “Agreement”).

            The undersigned hereby amends, in part, said Agreement for the purpose of 1) updating the Corporation's Aggregate Premium Investment, and 2) revising the Executive's Initial Points and Initial Allocation Percent. Therefore,

            Appendix A and Appendix B to the Agreement shall be amended in their entirety and replaced with the following new Appendix A and Appendix B attached to this Amendment.

            IN WITNESS OF THE ABOVE, the Executive and the Corporation have agreed to this First Amendment.

Executive:                                                      Corporation:

                                                                        UNITED COMMUNITY BANKS, INC,

            /s/ Jimmy C. Tallent                              By:       /s/   Christopher J. Bledsoe
Jimmy C. Tallent

                                                                        Title:     SVP/CFO

Appendix A

Aggregate Premium Investment

Premium	$1,410,000

Simulated Policy Data

Insured	Insurer	Policy No.	Product Type	Issue Date	Classification
Tallent, Jimmy C.	AH	AH5052195	ESPIVNO	12/31/98	Standard S
Tallent, Jimmy C.	AH	AH5052196	ESPIVNO	12/31/98	Standard S

AH = Alexander Hamilton Life Insurance Company

Appendix B

Executives	Initial Points	Initial Allocation Percent*

Jimmy C. Tallent	16.214	16.214%
Other Participants	83.786	83.786%

Total	100.00	100.00%

*If an Executive included above dies during a Plan Year, the Points allocated to that person above shall be eliminated and the allocated percentages shall be recalculated for that Plan Year and all subsequent Plan Years.

For example, assume the following Executives are in the plan with the following Points and Initial Allocation Percent:

Executives	Points	Initial Allocation Percent
Executive A	50	50%
Executive B	30	30%
Executive C	20	20%

Total	100	100%

Executive A dies, the Points remain the same, but the Allocation Percent changes, as follows:

Executives	Points	Revised Allocation Percent
Executive B	30	60% (30 ÷ 50)
Executive C	20	40% (20 ÷ 50)

Total	50	100%

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